UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

March 29, 2006

Date of Report

(Date of earliest event reported)

CORE-MARK HOLDING COMPANY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51515	20-1489747
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

395 Oyster Point Boulevard, Suite 415, South San Francisco, California	94080
(Address of principal executive offices)	(Zip Code)

(650) 589-9445

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 29, 2006, the Company received a confirmatory waiver from the requisite lenders under its $250 million Revolving Credit Agreement waiving certain potential defaults and failures of conditions to borrowing resulting from Core-Mark’s recently announced restatement of previously issued financial statements described in the Company’s Report on Form 8-K dated March 20, 2006 and filed March 24, 2006. While the Company does not believe it was in default, the Company obtained the waiver in order to remove any possible doubt. The waiver also extends to April 30, 2006, the date for delivery to the lenders of audited 2005 financial statements. The lenders executing the waiver included JPMorgan Chase Bank, N.A., as a lender and as Administrative Agent, and General Electric Capital Corporation, Wachovia Capital Finance Corporation (Western), Bank of America, N.A., Wells Fargo Foothill, LLC, Union Bank of California, and Harris, N.A., as lenders. A copy of the waiver is furnished as Exhibit 10.1.

Item 2.02 Results of Operations and Financial Condition.

On March 31, 2006, the Company issued a press release discussing, among other things, anticipated results for 2005 and restated results for 2004. A copy of the press release is furnished with this report as Exhibit 99.1.

Item 7.01 Regulation FD Disclosure.

On March 31, 2006, the Company issued a corrected press release amending the fourth paragraph to include additional information concerning certain factors affecting the Company’s results for 2005. The corrected press release is furnished with this report as Exhibit 99.1.

Item 8.01. Other Events.

On March 31, 2006, the Company filed a Form 12b-25 extending the time for filing its 2005 Form 10-K. The Company intends to file its Form 10-K by Monday April 17, 2006.

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Item 9.01. Financial Statement and Exhibits.

(d) Exhibits.

The following are filed as exhibits to this report:

Number	Description
10.1	Waiver Letter dated March 29, 2006

99.1	Press Release of Core-Mark Holding Company, Inc. dated March 31, 2006.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amended report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 31, 2006

CORE-MARK HOLDING COMPANY, INC.

By:	/s/ James E. Wall
James E. Wall
Senior Vice President – Chief Financial Officer

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EXHIBIT INDEX

Number	Description
10.1	Waiver Letter dated March 29, 2006

99.1	Press Release of Core-Mark Holding Company, Inc. dated March 31, 2006.

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